EXHIBIT 99.1

Callon Petroleum Company Reports Results For Fourth Quarter, Full Year 2011

Natchez, MS (March 14, 2012)-Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and 12-month periods ended December 31, 2011.

Fourth Quarter and Full Year 2011 Net Income. For the year ended December 31, 2011, Callon reported net income of $104.1 million or $2.70 per fully-diluted share, as compared to $8.4 million or $0.28 per share for the year ended December 31, 2010. Included in net income as of December 31, 2011 is an income tax benefit of $67 million, primarily related to the reversal of a valuation allowance previously recorded in 2008 against our deferred tax assets. For the fourth quarter, the company's net income was $71.7 million, including approximately $63 million of the income tax benefit discussed above, or $1.79 per fully-diluted share, compared to net income of $0.7 million or $0.02 per fully-diluted share for the fourth quarter of 2010. As a result of the successes realized from the strategies developed in late 2008 which are reflected in our net income from 2009 to 2011, the company achieved income on an aggregate basis for the three-year period ended December 31, 2011 and together with our future outlook concluded the valuation allowance was no longer required. The company expects sufficient future income to fully utilize all of the deferred tax assets including its net operating losses prior to expiration.

Other highlights for 2011 include:

•
Completed a public offering of 10.1 million shares during February 2011 for which the company received $73.8 million in net proceeds.  Approximately 47% of the proceeds were used to reduce the Company's long term debt with the remaining proceeds available primarily to fund the company's acquisition and development activities in the Permian Basin.

•
Increased proved reserves 17% to 15.9 million barrels of oil equivalent (MMboe) as of December 31, 2011, with a corresponding 51% increase in the PV-10 value, a non-GAAP financial measure, using SEC pricing, to $310 million. (See “Non-GAAP Financial Measures” for a reconciliation of PV-10 value to the standardized measure value of $270 million.)

•
Grew the percentage of proved reserves associated with onshore assets to 61%, up from 50% at year-end 2010. Proved reserves at December 31, 2011 were 63% crude oil and 37% natural gas. The reserves had a combined crude oil and natural gas liquids component estimated to be in excess of 70%, and current year additions to proved reserves of 4.1 MMboe replaced 224% of production volumes for 2011.

•	As of December 31, 2011, our Permian Basin properties were producing 1,335 barrels of oil equivalent per day (Boe/d), a 143% increase over the December 31, 2010 exit production rate of 550 Boe/d.

“Over the past three years Callon has transitioned from an offshore to an onshore operator by reinvesting the strong cash flows generated by our deepwater Gulf of Mexico production into low risk onshore oil assets in the Permian Basin,” Fred Callon, Chairman and CEO points out. “Today, the company controls over 24,000 net acres in the Permian basin and operates 100% of current production on the acreage. This area is the foundation of our onshore operations and we will be looking to our Permian operations as our growth catalyst for the next several years.”

Fourth Quarter and Full Year 2011 Operating Results. Operating results for the three months ended December 31, 2011 include oil and gas sales of $31.8 million from average production of 4,652 barrels of oil equivalent per day (Boe/d). These results compare with oil and natural gas sales of $24.4 million from average production of 5,087 Boe/d during the comparable 2010 period. The average price realized per barrel of oil (Bbl) in the fourth quarter of 2011, after the impact of hedging, increased to $105.96, compared to $82.58 during the same period in 2010. The average price realized per thousand cubic feet of natural gas (Mcf) in the fourth quarter of 2011, increased to $4.95, compared to $4.49 during the fourth quarter of 2010. Oil and natural gas sales for full year 2011 totaled $127.6 million from average production of approximately 5,049 Boe/d. This corresponds to oil and natural gas sales of $89.9 million from average production of approximately 4,587 Boe/d during 2010. The average price realized per barrel during full year 2011, after the impact of hedging, increased to $101.34, compared to $75.97 during the same period in 2010. The average price realized per Mcf for full year 2011 increased to $5.25, compared to $5.04 during the full year of 2010.

Fourth Quarter and Full Year 2011 Discretionary Cash Flow. Discretionary cash flow, a non-GAAP financial measure, for the three-month period ended December 31, 2011 totaled $21.3 million compared to $10.8 million during the comparable prior year period.  Net cash flow provided by operating activities, as defined by U.S. GAAP, was $21.2 million in the fourth quarter 2011, and $17.9 million in the fourth quarter of 2010. Discretionary cash flow for full year 2011 totaled $78.3 million, compared to $40.7 million in 2010.  Net cash flow provided by operating activities, as defined by U.S. GAAP, totaled $79.2 million and $100.1 million for the years ended December 31, 2011 and 2010, respectively. (See “Non-GAAP Financial Measures” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Liquidity. At December 31, 2011 the company's liquidity was $88.8 million comprised of a cash balance of $43.8 million and available borrowing base of $45.0 million under its Third Amended and Restated Senior Secured Credit Agreement. On May 9, 2011, Regions Bank increased the company's borrowing base from $30 million to $45 million as a component of its $100 million Third Amended and Restated Senior Secured Credit Agreement. The $45 million borrowing base is reviewed and re-determined on a semi-annual basis. As of March 14, 2012, there were no outstanding borrowings on the facility, which matures on September 25, 2012. During February 2011, the company received $73.8 million in net proceeds through the public offering of 10.1 million shares of its common stock, which included the issuance of 1.1 million common shares pursuant to the underwriters' exercise of the over-allotment option. In March 2011, the company utilized approximately $35 million of these proceeds to redeem $31 million principal amount of its Senior Notes due 2016, plus the 13% call premium. The remaining proceeds from the offering were used to fund a portion of its 2011 capital budget and for general corporate purposes, including the acquisition of additional Permian Basin acreage.

Non-GAAP Financial Measures. This news release refers to non-GAAP financial measures as “discretionary cash flow” and “PV-10 value.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. We also use the non-GAAP financial measure PV-10 value. PV-10 value is the present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10% per annum. PV-10 value is computed on the same basis as standardized measure, a GAAP financial measure, but does not include a provision for future income taxes. We believe PV-10 value to be an important measure for evaluating the relative significance of our oil and gas properties, because it excludes income taxes which may vary materially among companies. PV-10 is not, however, a substitute for standardized measure.

Reconciliation of Non-GAAP Financial Measures:
The following table reconciles the PV-10 value to the standardized measure (in thousands):

	2011	2010	$ Change	% Change
PV-10 Value	$309,890	$205,532	$104,358	51%
Future income taxes	(39,533)	(6,616)	(32,917)	498%
Standardized measure	$270,357	$198,916	$71,441	36%

The following table reconciles discretionary cash flow to net cash flow provided by operating activities (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
Discretionary cash flow	$21,313	$10,849	$10,464	$78,309	$40,721	$37,588
Net working capital changes and other changes	(75)	7,009	(7,084)	858	59,381	(58,523)
Net cash flow provided by operating activities	$21,238	$17,858	$3,380	$79,167	$100,102	$(20,935)

	Three Months Ended December 31,
	2011	2010	Change	% Change
Net production:
Oil (MBbls)	250	213	37	17%
Natural Gas (MMcf)	1,067	1,533	(466)	(30)%
Total production (MBoe)	428	468	(40)	(9)%
Average daily production (Boe)	4,652	5,087	(435)	(9)%

Average realized sales price:
Oil (Bbl)	$105.96	$82.58	$23.38	28%
Natural Gas (Mcf)	$4.95	$4.49	$0.46	10%
Total (Boe)	$74.33	$52.23	$22.10	42%

Oil and natural gas revenues (in thousands):
Oil revenue	$26,534	$17,556	$8,978	51%
Natural Gas revenue	5,278	6,887	(1,609)	(23)%
Total	$31,812	$24,443	$(7,639)	30%

Additional per Boe data:
Sales price	$74.33	$52.23	$(22.1)	42%
Lease operating expense	(9.4)	(10.06)	0.66	(7)%
Operating margin	$64.93	$42.17	$22.76	54%

	For the Year Ended December 31,
	2011	2010	Change	% Change
Net production:
Oil (MBbls)	996	859	137	16%
Natural Gas (MMcf)	5,081	4,892	189	4%
Total production (MBoe)	1,843	1,674	169	10%
Average daily production (Boe/d)	5,049	4,587	462	10%

Average realized sales price (a):
Oil (Bbl)	$101.34	$75.97	$25.37	33%
Natural Gas (Mcf)	$5.25	$5.04	$0.21	4%
Total (Boe)	$69.26	$53.69	$15.57	29%

Oil and natural gas revenues (in thousands):
Oil revenue	$100,962	$65,243	$35,719	55%
Natural Gas revenue	26,682	24,639	2,043	8%
Total	$127,644	$89,882	$37,762	42%

Additional per Boe data:
Sales price	$69.26	$53.69	$15.57	29%
Lease operating expense	(11.04)	(10.58)	(0.46)	4%
Operating margin	$58.22	$43.11	$15.11	35%

Other expenses per Boe:
Depletion, depreciation and amortization	$26.42	$19.00	$7.42	39%
General and administrative (net of management fees)	$9.03	$9.86	$(0.83)	(8)%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per Bbl of oil and price per Mcf of natural gas:

Average NYMEX oil price ($/Bbl)	$95.14	$79.52	$15.62	20%
Basis differential and quality adjustments	7.58	(2.39)	9.97	417%
Transportation	(1)	(1.16)	0.16	(14)%
Hedging	(0.38)	—	(0.38)	100%
Average realized oil price ($/Bbl)	$101.34	$75.97	$25.37	33%

Average NYMEX gas price ($/MMBtu)	$4.03	$4.40	$(0.37)	(8)%
Basis differential and quality adjustments	1.22	0.51	0.71	139%
Hedging	—	0.13	(0.13)	(100)%
Average realized gas price ($/Mcf)	$5.25	$5.04	$0.21	4%

CALLON PETROLEUM COMPANY CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$43,795	$17,436
Accounts receivable	15,181	10,728
Fair market value of derivatives	2,499	—
Other current assets	1,601	2,180
Total current assets	63,076	30,344

Oil and natural gas properties, full-cost accounting method:
Evaluated properties	1,421,640	1,316,677
Less accumulated depreciation, depletion and amortization	(1,208,331)	(1,155,915)
Net oil and natural gas properties	213,309	160,762
Unevaluated properties excluded from amortization	2,603	8,106
Total oil and natural gas properties	215,912	168,868

Other property and equipment, net	10,512	3,370
Restricted investments	3,790	4,044
Investment in Medusa Spar LLC	9,956	10,424
Deferred tax asset	63,496	—
Other assets, net	718	1,276
Total assets	$367,460	$218,326

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$26,057	$17,702
Asset retirement obligations	1,260	2,822
Fair market value of derivatives	—	937
Total current liabilities	27,317	21,461

13% Senior Notes Principal outstanding	106,961	137,961
Deferred credit, net of accumulated amortization of $13,123 and $3,964, respectively	18,384	27,543
Total 13% Senior Notes	125,345	165,504

Asset retirement obligations	12,678	13,103
Other long-term liabilities	3,165	2,448
Total liabilities	168,505	202,516

Stockholders' equity :
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	—	—
Common Stock, $.01 par value, 60,000,000 shares authorized; 39,398,416 and 28,955,512 shares outstanding at December 31, 2011 and December 31, 2010, respectively	394	290
Capital in excess of par value	324,474	248,160
Other comprehensive income (loss)	1,624	(937)
Retained deficit	(127,537)	(231,703)
Total stockholders' equity	198,955	15,810
Total liabilities and stockholders' equity	$367,460	$218,326

Callon Petroleum Company Consolidated Statements of Operations (In thousands, except per share amounts)
	For the year ended December 31,
	2011	2010
Operating revenues:
Oil sales	$100,962	$65,243
Natural Gas sales	26,682	24,639
Total operating revenues	127,644	89,882

Operating expenses:
Lease operating expenses	20,347	17,712
Depreciation, depletion and amortization	48,701	31,805
General and administrative	16,636	16,507
Accretion expense	2,338	2,446
Acquisition expense	—	233
Total operating expenses	88,022	68,703
Income from operations	39,622	21,179

Other (income) expenses:
Interest expense	11,717	13,312
(Gain) loss on early extinguishment of debt	(1,942)	339
Gain related to acquired assets, net	(5,041)	—
Interest on BOEM royalty recoupment	—	(91)
Other (income) expense, net	(1,426)	(166)
Total other expenses, net	3,308	13,394

Income before income taxes	36,314	7,785
Income tax benefit	(67,036)	(174)
Income before equity in earnings of Medusa Spar LLC	103,350	7,959
Equity in earnings of Medusa Spar LLC	799	427

Net income available to common shares	$104,149	$8,386

Net income per common share:
Basic	$2.75	$0.29
Diluted	$2.70	$0.28

Shares used in computing net income per common share:
Basic	37,908	28,817
Diluted	38,582	29,476

CALLON PETROLEUM COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
	2011	2010
Cash flows from operating activities:
Net income	$104,149	$8,386
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	49,753	32,629
Accretion expense	2,338	2,446
Amortization of non-cash debt related items	461	397
Amortization of deferred credit	(3,155)	(3,670)
Equity in earnings of Medusa Spar LLC	(799)	(427)
Deferred income tax benefit	13,175	1,503
Valuation allowance	(80,211)	(1,503)
Non-cash gain on acquired assets	(4,995)	—
Non-cash (benefit) charge for early debt extinguishment	(1,942)	339
Non-cash charge related to compensation plans	2,098	3,107
Payments to settle asset retirement obligations	(2,563)	(2,486)
Changes in current assets and liabilities:
Accounts receivable	(3,734)	59,527
Other current assets	180	(209)
Current liabilities	4,695	907
Change in gas balancing receivable	252	347
Change in gas balancing payable	(115)	(300)
Change in other long-term liabilities	100	(115)
Change in other assets, net	(520)	(776)
Cash provided by operating activities	79,167	100,102

Cash flows from financing activities:
Capital expenditures	(100,243)	(59,908)
Acquisitions	—	(995)
Proceeds from sale of mineral interests	7,615	—
Investment in restricted assets related to plugging and abandonment	(150)	(375)
Distribution from Medusa Spar LLC	1,267	1,540
Cash provided (used in) by financing activities	(91,511)	(59,738)

Cash flows from financing activities:
Payments on debt	—	(10,000)
Redemption of 13% senior notes	(35,062)	—
Redemption of remaining 9.75% senior notes	—	(16,212)
Issuance of common stock	73,765	—
Proceeds from exercise of employee stock options	—	(40)
Cash provided (used in) by financing activities	38,703	(26,252)

Net change in cash and cash equivalents	26,359	14,112
Cash and cash equivalents:
Balance, beginning of period	17,436	3,635
Less: Cash held by subsidiary deconsolidated at January 1, 2010	—	(311)
Balance, end of period	$43,795	$17,436

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company's website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

This news release contains projections forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding our reserves as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC's website at www.sec.gov.

For further information contact
Rodger W. Smith, 1-800-451-1294

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